AMENDED APPENDIX B
                             TO CUSTODIAN AGREEMENT

                               Series of the Trust
                          (effective December 22, 1999)

                              StoneRidge Bond Fund
                        StoneRidge Small Cap Equity Fund

                             StoneRidge Equity Fund
                        Monteagle Opportunity Growth Fund

                              Monteagle Value Fund
                            Monteagle Large Cap Fund

                           Monteagle Fixed Income Fund
                               Enhans RT SPDR Fund

                              Enhans RT Sector Fund
                        Ensemble Community Flagship Fund

                       Ensemble Community Technology Fund
                          Ensemble Partners Equity Fund